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                                   EXHIBIT 8.1

                               [N,G&E LETTERHEAD]


                                November 22, 1999




General Growth Properties, Inc.
110 N. Wacker Drive
Chicago, Illinois  60606

     Re:    Certain Federal Income Tax Matters

Ladies and Gentlemen:

          We have acted as tax counsel to General Growth Properties, Inc., a Delaware corporation (the "Company"), in connection with the registration under the Securities Act of 1933, as amended (the "Act"), of 1,000,000 shares of its common stock, par value $.10 per share (the "Common Stock"), which are proposed to be issued from time to time by the Company pursuant to its Dividend Reinvestment and Stock Purchase Plan as described in its Registration Statement on Form S-3 (the "Registration Statement"), to be filed with the Securities and Exchange Commission (the "Commission") on or about November 22, 1999.

In connection therewith, you have requested our opinion with respect to the qualification of the Company as a real estate investment trust ("REIT") under the Internal Revenue Code of 1986, as amended (the "Code").

We hereby consent to the use of our opinion as an exhibit to the Registration Statement and to any and all references to our firm in the Prospectus that is a part of the Registration Statement, which Prospectus will be delivered to prospective purchasers of Common Stock, and we hereby consent to such use of our opinion. All defined terms used herein shall have the same meaning as used in the Registration Statement.

FACTS AND ASSUMPTIONS RELIED UPON

In rendering the opinion expressed herein, we have examined the Certificate of Incorporation and Bylaws of the Company and such other records, certificates and documents as we have deemed necessary or appropriate for purposes of rendering the opinion set forth herein.

In our examination of documents, we have assumed, with your consent, that all documents submitted to us are authentic originals, or if submitted as photocopies, that they faithfully reproduce the originals thereof, that all such documents have been or will be duly executed to the extent required, that all representations and statements set forth in such documents are true and correct, and that all obligations imposed by any such of the parties thereto have been or will be performed or satisfied in accordance with their terms. We have also assumed, without investigation, that all documents, representations, certificates, warranties and covenants on which we have relied in rendering the opinion set forth below and that were given or dated earlier than the date of this letter continue to remain accurate, insofar as relevant to the opinion set forth herein, from such earlier date through and including the date of this letter.

We have reviewed the Registration Statement and the descriptions set forth therein of the Company and its investments and activities. We have relied upon the representations of the Company and its affiliates regarding the manner in which the Company has been and will continue to be owned and operated. We have neither independently investigated nor verified such representations, and we assume that such representations are true, correct and complete and that all representations made "to the best of the knowledge and belief" of any person(s) or party(ies) are and will be true, correct and complete as if made without such qualification. We assume that the Company has been and will be operated in accordance with applicable laws and the terms and conditions of applicable documents, and the descriptions of the Company and its investments, and the proposed investments, activities, operations and governance of the Company set forth in the Registration Statement continue to be true. In addition, we have relied on certain additional facts and assumptions described below.





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The foregoing representations are all contained in letters to us (the
"Certificates"). No facts have come to our attention that are inconsistent with the facts and representations set forth in the Certificates.

                                    OPINIONS

Based upon and subject to the foregoing, we are of the opinion that the Company has been organized in conformity with the requirements for qualification as a REIT under the Code commencing with its taxable year ended December 31, 1993 and for all subsequent taxable years to date, and its method of operation as described in the representations referred to above, will enable it to continue to meet the requirements for qualification and taxation as a REIT under the Code.

The opinion expressed herein is based upon the Code, the Treasury Regulations promulgated thereunder, current administrative positions of the Internal Revenue Service, and existing judicial decisions, any of which could be changed at any time, possibly on a retroactive basis. Any such changes could adversely affect the opinion rendered herein and the tax consequences to the Company and purchasers of Common Stock. In addition, as noted above, our opinion is based solely on the documents that we have examined, the additional information that we have obtained, and the representations that are being made to us, and cannot be relied upon if any of the facts contained in such documents or in such additional information are, or later become, inaccurate or if any of the representations made to use are, or later become, inaccurate.

We express no opinion with respect to the Registration Statement other than that expressly set forth herein. Furthermore, the Company's qualification as a REIT will depend on the Company meeting, in its actual operations, the applicable asset composition, source of income, stockholder diversification, distribution, record keeping and other requirements of the Code and the Treasury Regulations promulgated thereunder necessary for a corporation to qualify as a REIT. We will not review these operations, and no assurance can be given that the actual operations of the Company and its affiliates win meet these requirements or the representations made to us with respect thereto.

Finally, our opinion is limited to the tax matters specifically covered hereby, and we have not been asked to address, nor have we addressed, any other tax consequences of a purchase of Common Stock.

                                       Very truly yours,

                                       /s/ Neal, Gerber & Eisenberg
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